EXHIBIT 23.2

             CONSENT OF Johnson Lambert & Co., INDEPENDENT AUDITORS

     We consent to the incorporation by reference, in the Registration Statement on Form S-8 pertaining to the Tower Group, Inc. 2004 Long Term Equity Compensation Plan and 2001 Stock Award Plan, of our reports dated February 28, 2004 (except as to Note 19 of the consolidated financial statements, as to which the date is September 30, 2004) with respect to the consolidated financial statements of Tower Group, Inc. included in its prospectus, filed on October 21, 2004 with the Securities and Exchange Commission.

                                       /s/  Johnson Lambert & Co.
Reston, Virginia
November 8, 2004